                                                                     EXHIBIT 4.2
                                                               EXECUTION VERSION

================================================================================

                                CREDIT AGREEMENT

                          Dated as of December 19, 2002

                                      among

                          CAREER EDUCATION CORPORATION
                             a Delaware corporation,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                                       as
                     Administrative Agent, Swing Line Lender
                                       and
                                 an L/C Issuer,

                        LASALLE BANK NATIONAL ASSOCIATION
                           as a Co-Syndication Agent,

                               JPMORGAN CHASE BANK
                           as a Co-Syndication Agent,

                                  SUNTRUST BANK
                             as Documentation Agent,

                                       and

                         The Other Lenders Party Hereto

                           ---------------------------

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager

                           ---------------------------

                             [BANK OF AMERICA LOGO]

================================================================================

                                TABLE OF CONTENTS

Section                                                                                                Page
-------                                                                                                ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS................................................................1
   1.01   Defined Terms...................................................................................1
   1.02   Other Interpretive Provisions..................................................................22
   1.03   Accounting Terms...............................................................................23
   1.04   Rounding.......................................................................................23
   1.05   References to Agreements and Laws..............................................................24
   1.06   Times of Day...................................................................................24
   1.07   Letter of Credit Amounts.......................................................................24
   1.08   Exchange Rates; Currency Equivalents...........................................................24
   1.09   Additional Alternative Currencies..............................................................24
   1.10   Redenomination of Certain Alternative Currencies...............................................25
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS.........................................................25
   2.01   Committed Loans................................................................................25
   2.02   Borrowings, Conversions and Continuations of Committed Loans...................................25
   2.03   Letters of Credit..............................................................................28
   2.04   Swing Line Loans...............................................................................35
   2.05   Prepayments....................................................................................38
   2.06   Termination or Reduction of Commitments........................................................39
   2.07   Repayment of Loans.............................................................................40
   2.08   Interest.......................................................................................40
   2.09   Fees...........................................................................................41
   2.10   Computation of Interest and Fees...............................................................41
   2.11   Evidence of Debt...............................................................................41
   2.12   Payments Generally.............................................................................42
   2.13   Sharing of Payments............................................................................44
   2.14   Increase in Commitments........................................................................45
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY.......................................................46
   3.01   Taxes..........................................................................................46
   3.02   Illegality.....................................................................................47
   3.03   Inability to Determine Rates...................................................................47
   3.04   Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.......47
   3.05   Funding Losses.................................................................................48
   3.06   Matters Applicable to all Requests for Compensation............................................49
   3.07   Survival.......................................................................................49
ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.....................................................49
   4.01   Conditions of Initial Credit Extension.........................................................49
   4.02   Conditions to all Credit Extensions............................................................51
ARTICLE V REPRESENTATIONS AND WARRANTIES.................................................................52
   5.01   Existence, Qualification and Power; Compliance with Laws.......................................52
   5.02   Authorization; No Contravention................................................................52
   5.03   Governmental Authorization; Other Consents.....................................................52

   5.04   Binding Effect.................................................................................52
   5.05   Financial Statements; No Material Adverse Effect...............................................52
   5.06   Litigation.....................................................................................53
   5.07   No Default.....................................................................................53
   5.08   Ownership of Property; Liens...................................................................53
   5.09   Environmental Compliance.......................................................................54
   5.10   Insurance......................................................................................54
   5.11   Taxes..........................................................................................54
   5.12   ERISA Compliance...............................................................................54
   5.13   Subsidiaries...................................................................................55
   5.14   Margin Regulations; Investment Company Act; Public Utility Holding Company Act.................55
   5.15   Disclosure.....................................................................................55
   5.16   Compliance with Laws...........................................................................56
   5.17   Intellectual Property; Licenses, Etc...........................................................56
   5.18   Title IV Compliance............................................................................56
ARTICLE VI AFFIRMATIVE COVENANTS.........................................................................57
   6.01   Financial Statements...........................................................................58
   6.02   Certificates; Other Information................................................................58
   6.03   Notices. Promptly notify the Administrative Agent and each Lender:.............................59
   6.04   Payment of Obligations.........................................................................60
   6.05   Preservation of Existence, Etc.................................................................60
   6.06   Maintenance of Properties......................................................................61
   6.07   Maintenance of Insurance.......................................................................61
   6.08   Compliance with Laws...........................................................................61
   6.09   Books and Records..............................................................................61
   6.10   Inspection Rights..............................................................................61
   6.11   Use of Proceeds................................................................................61
   6.12   Additional Guarantors..........................................................................61
   6.13   Acquisitions...................................................................................62
   6.14   Title IV Compliance............................................................................62
   6.15   Post-Closing Deliveries........................................................................63
ARTICLE VII NEGATIVE COVENANTS...........................................................................64
   7.01   Liens..........................................................................................64
   7.02   Investments....................................................................................65
   7.03   Indebtedness...................................................................................65
   7.04   Fundamental Changes............................................................................66
   7.05   Dispositions...................................................................................67
   7.06   Restricted Payments............................................................................67
   7.07   Change in Nature of Business...................................................................67
   7.08   Transactions with Affiliates...................................................................68
   7.09   Burdensome Agreements..........................................................................68
   7.10   Use of Proceeds................................................................................68
   7.11   Financial Covenants............................................................................68
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES..............................................................69
   8.01   Events of Default..............................................................................69
   8.02   Remedies Upon Event of Default.................................................................71

   8.03   Application of Funds...........................................................................72
ARTICLE IX ADMINISTRATIVE AGENT..........................................................................72
   9.01   Appointment and Authorization of Administrative Agent..........................................72
   9.02   Delegation of Duties...........................................................................73
   9.03   Liability of Administrative Agent..............................................................73
   9.04   Reliance by Administrative Agent...............................................................73
   9.05   Notice of Default..............................................................................74
   9.06   Credit Decision; Disclosure of Information by Administrative Agent.............................74
   9.07   Indemnification of Administrative Agent........................................................75
   9.08   Administrative Agent in its Individual Capacity................................................75
   9.09   Successor Administrative Agent.................................................................76
   9.10   Administrative Agent May File Proofs of Claim..................................................76
   9.11   Guaranty Matters...............................................................................77
   9.12   Other Agents; Arrangers and Managers...........................................................77
ARTICLE X MISCELLANEOUS..................................................................................78
   10.01     Amendments, Etc.............................................................................78
   10.02     Notices and Other Communications; Facsimile Copies..........................................79
   10.03     No Waiver; Cumulative Remedies..............................................................80
   10.04     Attorney Costs, Expenses and Taxes..........................................................80
   10.05     Indemnification by the Borrower.............................................................81
   10.06     Payments Set Aside..........................................................................81
   10.07     Successors and Assigns......................................................................82
   10.08     Confidentiality.............................................................................85
   10.09     Set-off.....................................................................................85
   10.10     Interest Rate Limitation....................................................................86
   10.11     Counterparts................................................................................86
   10.12     Integration.................................................................................86
   10.13     Survival of Representations and Warranties..................................................86
   10.14     Severability................................................................................87
   10.15     Tax Forms...................................................................................87
   10.16     Replacement of Lenders......................................................................89
   10.17     Governing Law...............................................................................89
   10.18     Waiver of Right to Trial by Jury............................................................90
   10.19     Time of the Essence.........................................................................90
   10.20     Judgment Currency...........................................................................90
   10.21     Canadian Commitments........................................................................90

SIGNATURES..............................................................................................S-1

SCHEDULES

    1.01     Existing Letters of Credit
    2.01     Commitments and Pro Rata Shares
    5.05     Supplement to Interim Financial Statements
    5.06     Litigation
    5.09     Environmental Matters
    5.12     ERISA Compliance
    5.13     Subsidiaries and Other Equity Investments
    5.17     Intellectual Property Matters
    5.18(e)  Title IV Compliance Disclosure
    5.18(f)  Cohort Default Rates
    7.01     Existing Liens
    7.03     Existing Indebtedness
    10.02    Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS
    FORM OF
    A        Committed Loan Notice
    B        Swing Line Loan Notice
    C        Note
    D        Compliance Certificate
    E        Assignment and Assumption
    F        Guaranty
    G        Opinion Matters

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT ("Agreement") is entered into as of December 19, 2002, among Career Education Corporation, a Delaware corporation (the "BORROWER"), each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), LaSalle Bank National Association, as an L/C Issuer and a Co-Syndication Agent, JPMorgan Chase Bank, as a Co-Syndication Agent, SunTrust Bank, as Documentation Agent and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

                                   WITNESSETH:

     WHEREAS, the Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

     "ACCREDITING BODY" means, with respect to any Educational Institution, any entity or organization, whether governmental, government-chartered, inter-governmental, private or quasi-private, which engages in granting or withholding licensing, accreditation or similar approval for such Educational Institution, in accordance with standards relating to the performance, operation, financial condition and/or academic standing of private post-secondary schools, including, as applicable, the those entities and organizations approved pursuant to Part 602 of 34 C.F.R.

     "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line or segment of business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) PROVIDED that (i) the Borrower or the Subsidiary is the surviving entity or (ii) after giving effect to such merger or consolidation, such other Person has become a Subsidiary of the Borrower; PROVIDED, FURTHER that no acquisition described in clauses (a) or (b) above shall constitute an Acquisition unless the total consideration (including cash, assumed Indebtedness and equity) paid in respect thereof exceeds $1,000,000; and PROVIDED FURTHER that in no event shall the formation or establishment of a Subsidiary or the capitalization of or transfer to such Subsidiary of any existing assets or business of the Borrower or any Subsidiary constitute an Acquisition.

     "ADMINISTRATIVE AGENT" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     "ADMINISTRATIVE AGENT'S OFFICE" means, with respect to any currency, the Administrative Agent's address and, as appropriate, account as set forth on
SCHEDULE 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.

     "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

     "AGENT-RELATED PERSONS" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent and the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "AGGREGATE COMMITMENTS" means the Commitments of all the Lenders, which shall not exceed $200,000,000 in the aggregate, subject to increases as provided in SECTION 2.14 hereof.

     "AGREEMENT" means this Credit Agreement, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "ALTERNATIVE CURRENCY" means each of Canadian Dollars, Euro, Sterling and each other lawful currency (other than Dollars) that is freely available and freely transferable and convertible into Dollars and which is approved by all the Lenders in accordance with SECTION 1.09.

     "ALTERNATIVE CURRENCY EQUIVALENT" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation
Date) for the purchases of such Alternative Currency with Dollars.

     "ALTERNATIVE CURRENCY SUBLIMIT" means an amount equal to $50,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

     "APPLICABLE CURRENCY" has the meaning specified in SECTION 3.02.

     "APPLICABLE RATE" means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to SECTION 6.02(b):

                                 APPLICABLE RATE

                                         Applicable Rate
                                              for
                                          Eurocurrency     Applicable
                                           Loans and        Rate for
Pricing          Consolidated              Letters of      Base Rate    Commitment
 Level          Leverage Ratio               Credit          Loans          Fee
-------   ----------------------------   ---------------   ----------   ----------
   1            LESS THAN 0.5:1               0.750%         0.000%        0.200%
   2        GREATER THAN OR EQUAL
          TO 0.5:1 but LESS THAN 1.0:1        0.875%         0.000%        0.200%
   3        GREATER THAN OR EQUAL
          TO 1.0:1 but LESS THAN 1.5:1        1.000%         0.000%        0.250%
   4        GREATER THAN OR EQUAL
           TO 1.5:1 but LESS THAN 2.0         1.250%         0.250%        0.300%
   5        GREATER THAN OR EQUAL
                   TO 2.0:1                   1.500%         0.500%        0.350%

     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day following the date a Compliance Certificate is delivered pursuant to
SECTION 6.02(b); PROVIDED, HOWEVER, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after the delivery of a Compliance Certificate demonstrating that a different Pricing Level is required. The Applicable Rate in effect from the Closing Date through a redetermination of the Applicable Rate in accordance with the foregoing shall be determined based upon Pricing Level 2.

     "APPLICABLE TIME" means with respect to any borrowings and payments in Alternative Currencies, the local times in the place of settlement for such Alternative Currencies as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

     "ARRANGER" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

     "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption substantially in the form of EXHIBIT E.

     "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the reasonable allocated cost of internal legal services and all reasonable expenses and disbursements of internal counsel.

     "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

     "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2001, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

     "AVAILABILITY PERIOD" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to SECTION 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the of the L/C Issuer to make L/C Credit Extensions pursuant to SECTION 8.02.

     "BANC OF AMERICA SECURITIES" means Banc of America Securities LLC and its successors.

     "BANK OF AMERICA" means Bank of America, N.A. and its successors.

     "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "BASE RATE COMMITTED LOAN" means a Committed Loan that is a Base Rate Loan.

     "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

     "BORROWER" has the meaning specified in the introductory paragraph hereto.

     "BORROWING" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located and (a) if such day relates to any Eurocurrency Rate Loan denominated in a currency other than Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency or (b) if such day relates to any Eurocurrency Rate Loan denominated in Euro, means a TARGET Day.

     "CANADIAN COMMITMENT" means, as to a Lender, its obligation to make loans and purchase participations with respect to letters of credit under the Canadian Facility Agreement.

     "CANADIAN DOLLAR" means the lawful currency of Canada.

     "CANADIAN FACILITY AGREEMENT" means the credit agreement among the Borrower's Canadian Subsidiaries and certain lenders party thereto providing for a revolving credit facility in the initial amount of the Dollar Equivalent of $10,000,000.

     "CASH COLLATERALIZE" has the meaning specified in SECTION 2.03(g).

     "CHANGE OF CONTROL" means, with respect to any Person, an event or series of events by which:

     (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "OPTION RIGHT"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

     during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause
     (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

     "CLOSING DATE" means the first date all the conditions precedent in
SECTION 4.01 are satisfied or waived in accordance with SECTION 4.01 (or, in the case of SECTION 4.01(b), waived by the Person entitled to receive the applicable payment).

     "CODE" means the Internal Revenue Code of 1986.

     "COMMITMENT" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to SECTION 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "COMMITTED BORROWING" means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and having the same Interest Period made by each of the Lenders pursuant to SECTION 2.01.

     "COMMITTED LOAN" has the meaning specified in SECTION 2.01.

     "COMMITTED LOAN NOTICE" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to SECTION 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT D.

     "CONSOLIDATED EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period PLUS (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period,
(ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income (iv) all non-cash and nonrecurring charges and (v) extraordinary charges, MINUS to the extent included in such Consolidated Net Income, all nonrecurring and extraordinary gains for such period.

     "CONSOLIDATED EBITDAR" means, for any period, an amount equal to Consolidated EBITDA of the Borrower and its Subsidiaries plus, without duplication, the consolidated rental expense of the Borrower and its Subsidiaries (determined in accordance with GAAP and net of related sublease income) for such period.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio of (a) the Consolidated EBITDAR for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to SECTION 6.01(a), MINUS (i) Maintenance Capital Expenditures, and (ii) all income tax expenses during such period to (b) Consolidated Fixed Charges for such period.

     "CONSOLIDATED FIXED CHARGES" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) all Consolidated Interest Charges (excluding fees and expenses payable in connection with the closing of the Loan Documents), (b) all principal repayments of Indebtedness made that were scheduled or required to be made (other than payments made pursuant to SECTIONS 2.07 or 2.08 hereof) and (c) all rental expense (determined in accordance with GAAP and net of all related sublease rental income).

     "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business),
(e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

     "CONSOLIDATED INTEREST CHARGES" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

     "CONSOLIDATED LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) the Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to
SECTION 6.01(a) or (b).

     "CONSOLIDATED NET INCOME" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries, calculated in accordance with GAAP, for that period.

     "CONSOLIDATED NET REVENUE" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the total net revenue of the Borrower and its Subsidiaries, calculated in accordance with GAAP, for that period.

     "CONSOLIDATED NET WORTH" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of the Borrower and its Subsidiaries on that date.

     "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "CONTROL" has the meaning specified in the definition of "Affiliate."

     "CREDIT EXTENSION" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "DEFAULT RATE" means an interest rate equal to (a) in the case of Eurocurrency Rate Loans, the sum of (i) the Eurocurrency Rate for such Loans, PLUS (ii) the Applicable Rate applicable to such Loans, plus (iii) 2% per annum, and (b) in the case of Base Rate Loans and for all other purposes, the sum of
(i) the Base Rate then in effect PLUS (ii) the Applicable Rate, if any, applicable to Base Rate Loans PLUS (iii) 2% per annum.

     "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     "DOE" means the United States Department of Education and any successor agency administering federal student financial assistance under Title IV.

     "DOE RATIO" means the Borrower's composite score as of any fiscal year end, as determined by the Secretary of the DOE pursuant to Section 668.172 of 34 C.F.R.

     "DOLLAR" and "$" mean lawful money of the United States.

     "DOLLAR EQUIVALENT" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative

Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

     "DOMESTIC SUBSIDIARY" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

     "EDUCATIONAL INSTITUTION" shall mean each of the Subsidiaries of the Borrower and any other Acquisition pursuant to a Permitted Acquisition, in each case, which constitutes an Eligible Facility and satisfies clause (ii) of the definition of Permitted Acquisitions.

     "ELIGIBLE ASSIGNEE" has the meaning specified in SECTION 10.07(g).

     "ELIGIBLE FACILITY" means a vocational or similar educational institution or any institution involved in the offering of short-term or long-term educational corporate seminar training.

     "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998, as amended from time to time.

     "EMU LEGISLATION" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known, as the "euro" or otherwise).

     "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA EVENT" means (a) an unwaived Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under
Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

     "EURO" and "EUR" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

     "EUROCURRENCY RATE" means for any Interest Period with respect to any Eurocurrency Rate Loan:

     (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

     (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

     (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in the relevant currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

     "EUROCURRENCY RATE LOAN" means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an

Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

     "EVENT OF DEFAULT" has the meaning specified in SECTION 8.01.

     "EXISTING CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement, dated as of October 26, 1998 among the Borrower, the Co-Borrowers named therein, LaSalle Bank National Association, as administrative agent, The Bank of Nova Scotia, as foreign currency agent, and a syndicate of lenders, as amended by that certain Amendment No. 1 and Consent to Amended and Restated Credit Agreement, dated as of February 24, 1999 and that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of March 31, 1999.

     "EXISTING LETTERS OF CREDIT" means those letters of credit specified on
SCHEDULE 1.01.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "FEE LETTER" means the letter agreement, dated October 29, 2002, among the Borrower, the Administrative Agent and the Arranger.

     "FISCAL YEAR" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2001 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

     "FOREIGN LENDER" has the meaning specified in SECTION 10.15(a)(i).

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "GUARANTORS" means, collectively, each Domestic Subsidiary of the Borrower, whether now existing or hereafter arising.

     "GUARANTY" means the Guaranty and Subordination Agreement made by the Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of EXHIBIT F.

     "GUARANTEE" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "HONOR DATE" has the meaning specified in SECTION 2.03(c)(i).

     "INCREASE EFFECTIVE DATE" has the meaning specified in SECTION 2.14(b).

     "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

     (c)     net obligations of such Person under any Swap Contract;

     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, except for those being contested in good faith, not past due for more than 90 days after the due date on which each such trade payable or account payable was created);

     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

     (f)     capital leases and Synthetic Lease Obligations;

     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

     (h)     all Guarantees of such Person in respect of any of the foregoing.

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     "INDEMNIFIED LIABILITIES" has the meaning specified in Section 10.05.

     "INDEMNITEES" has the meaning specified in Section 10.05.

     "INFORMATION" has the meaning specified in Section 10.08.

     "INTEREST PAYMENT DATE" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; PROVIDED, HOWEVER, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

     "INTEREST PERIOD" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; PROVIDED that:

     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

     (ii) any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

     (iii)   no Interest Period shall extend beyond the Maturity Date.

     "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "IP RIGHTS" has the meaning set forth in SECTION 5.17.

     "IRS" means the United States Internal Revenue Service.

     "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "L/C ADVANCE" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrower on the Honor Date or refinanced as a Committed Borrowing.

     "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     "L/C ISSUER" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder and LaSalle Bank National Association in its capacity as issuer of the Existing Letters of Credit.

     "L/C OBLIGATIONS" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit PLUS the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

     "LENDER" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes each Lender with a commitment to make Committed Loans as designated in Section 2.01 or in an Assignment and Assumption Agreement or a joinder pursuant to which such Lender becomes a party hereto, the L/C Issuer and the Swing Line Lender.

     "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     "LETTER OF CREDIT" means any standby letter of credit issued hereunder and Existing Letters of Credit.

     "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     "LETTER OF CREDIT EXPIRATION DATE" means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

     "LETTER OF CREDIT SUBLIMIT" means an amount equal to the lesser of (a) $100,000,000 and (b) the unused amount of the Aggregate Commitments at such time. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

     "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

     "LOAN" means an extension of credit by a Lender to the Borrower under
ARTICLE II in the form of a Committed Loan or a Swing Line Loan.

     "LOAN DOCUMENTS" means this Agreement, each Note, the Fee Letter and the Guaranty.

     "LOAN PARTIES" means, collectively, the Borrower and each Guarantor.

     "MAINTENANCE CAPITAL EXPENDITURES" means an amount equal to 5% of Borrower's Consolidated Net Revenue for the applicable trailing four quarter period.

     "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     "MATURITY DATE" means December 19, 2007.

     "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "NONRENEWAL NOTICE DATE" has the meaning specified in SECTION 2.03(b).

     "NOTE" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of EXHIBIT C.

     "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (including any Swap Contract entered into after the date of this Agreement to which a Lender or an Affiliate of a Lender is a party) or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, Attorney Costs and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligations of the Borrower to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

     "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "OTHER TAXES" has the meaning specified in Section 3.01(b).

     "OUTSTANDING AMOUNT" means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "OVERNIGHT RATE" means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America located in the applicable interbank market for such currency to major banks in such interbank market.

     "PARTICIPANT" has the meaning specified in SECTION 10.07(d).

     "PARTICIPATING MEMBER STATE" means each state so described in any EMU Legislation.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "PERMITTED ACQUISITIONS" means Acquisitions by the Borrower or any of its Subsidiaries of Persons and/ or assets where no Default or Event of Default exists either before or after the proposed Permitted Acquisition and that meet each of the following criteria:

             (i) the Persons or assets to be acquired are in (or used in) a business substantially related or incidental to those lines of business conducted by the Borrower and its Subsidiaries and the prior, effective written consent or approval of such Acquisition of the board of directors or equivalent governing body, or the stockholders, as appropriate, of the other party or parties has been obtained, would not be perceived by the Person or assets to be acquired as hostile in nature;

             (ii) any Acquisitions where, if the total consideration exceeds $25,000,000, the target is an accredited, Title IV eligible institution, if applicable, and is in good standing with all applicable accrediting agencies, it being understood that, for purposes hereof, the failure to be in good standing means the target shall have received an order, notice or other decision from a state that has given such college authority to provide postsecondary education in that state that such college's authority to provide postsecondary education is or will be withdrawn, revoked or terminated;

             (iii) any individual Acquisition where the total cash consideration (including assumed Indebtedness, if any) does not exceed $50,000,000;

             (iv) all Acquisitions during the preceding four consecutive fiscal quarters where the total cash consideration (including assumed Indebtedness) paid is less than the Borrower's Consolidated EBITDA for the preceding four consecutive fiscal quarters; and

             (v) all Acquisitions during the preceding four consecutive fiscal quarters where the total consideration (including equity) paid is less than 1.5 times the Borrower's Consolidated EBITDA for the preceding four consecutive fiscal quarters.

     "PERMITTED TREASURY STOCK REPURCHASE" means, for each fiscal year, the amount of Restricted Payments made by the Borrower during such period in respect of purchases, redemptions or other acquisitions of shares of its common stock, other common equity interests or warrants or options to acquire any such shares (other than any such purchase, redemption or acquisition made with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests); PROVIDED, that the amount expended for such purchases (i) shall not exceed $50,000,000 in any fiscal year; PROVIDED, that if the amount expended for such purchases does not equal $50,000,000 in any fiscal year, the unused amount in each fiscal year shall be available for use in the next fiscal year only, and (ii) would not otherwise cause a Default.

     "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     "PRO RATA SHARE" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; PROVIDED that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to SECTION 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on
SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "REGISTER" has the meaning specified in SECTION 10.07(c).

     "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

     "REQUIRED LENDERS" means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Aggregate Commitments plus (b) the Dollar Equivalent of Canadian Commitments of the Lenders or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to SECTION 8.02 or otherwise, Lenders holding in the aggregate more than 50% of the sum of (a) the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition) and (b) the aggregate outstanding Dollar Equivalent amount of loans and letters of credit of the Lenders under the Canadian Facility Agreement; PROVIDED that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, treasurer, secretary, assistant treasurer or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest or on account of any warrant or other right to acquire any such capital stock or other equity interest, or on account of any return of capital to the Borrower's stockholders, partners or members (or the equivalent Persons thereof) or the issuance of any equity interest or acceptance of any capital contributions.

     "REVALUATION DATE" means each of the following: (a) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency,
(b) each date of a continuation
of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to
SECTION 2.02; (c) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (d) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, and (e) such additional dates as the Administrative Agent or the Required Lenders shall specify.

     "SARBANES-OXLEY" means the Sarbanes-Oxley Act of 2002.

     "SAME DAY FUNDS" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "SECRETARY" means the Secretary of the DOE or an official or employee of the DOE acting for the Secretary under a delegation of authority.

     "SHAREHOLDERS' EQUITY" means, as of any date of determination, consolidated shareholders' equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

     "SPECIAL NOTICE CURRENCY" means at any time an Alternative Currency, other than the currency of Japan or of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

      "SPOT RATE" for a currency means the rate quoted by Bank of America as the spot rate for the purchase by Bank of America of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., New York time, on the date two Business Days prior to the date as of which the foreign exchange computation is made.

     "STERLING" means the lawful currency of the United Kingdom.

     "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares or securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "SWAP BANK" means any Lender or an Affiliate of a Lender in its capacity as a party to a Swap Contract entered into after the date of this Agreement.

     "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

     "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "SWING LINE" means the revolving credit facility made available by the Swing Line Lender pursuant to SECTION 2.04.

     "SWING LINE BORROWING" means a borrowing of a Swing Line Loan pursuant to
SECTION 2.04.

     "SWING LINE LENDER" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

     "SWING LINE LOAN" has the meaning specified in SECTION 2.04(a).

     "SWING LINE LOAN NOTICE" means a notice of a Swing Line Borrowing pursuant to SECTION 2.04(b), which, if in writing, shall be substantially in the form of EXHIBIT B.

     "SWING LINE SUBLIMIT" means an amount equal to the lesser of (a) $10,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

     "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such

Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     "TARGET DAY" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is operating.

     "TAXES" has the meaning specified in Section 3.01(a)

     "TITLE IV" means Title IV of the Higher Education Act of 1965, as amended, 20 U.S.C.A. (S)1070, and any amendments or successor statutes thereto.

     "TITLE IV PROGRAMS" means the Title IV Programs as defined in
Section 668.1(c) of 34 C.F.R.

     "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

     "TYPE" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

     "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "UNITED STATES" and "U.S." mean the United States of America.

     "UNREIMBURSED AMOUNT" has the meaning specified in SECTION 2.03(c)(i).

     1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) (i) The words "HEREIN," "HERETO," "HEREOF" and "HEREUNDER" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

             (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

             (iii) The term "INCLUDING" is by way of example and not limitation.

             (iv) The term "DOCUMENTS" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING;" the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING;" and the word "THROUGH" means "TO AND INCLUDING."

     (d) Each reference to "basis points" or "bps" shall be interpreted in accordance with the convention that 100 bps = 1.0%.

     (e) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03 ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); PROVIDED THAT, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     (c) If at any time any regulatory change in the DOE Ratio would affect the computation of the DOE Ratio or SECTION 7.11(d), and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in the DOE Ratio; provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with regulations referred to in the definition of the DOE Ratio prior to such change therein.

     1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     1.06 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

     1.07 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

     1.08    EXCHANGE RATES; CURRENCY EQUIVALENTS.

     (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

     (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan or the issuance of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Alternative Currency), as determined by the Administrative Agent.

     1.09 ADDITIONAL ALTERNATIVE CURRENCIES. The Borrower may from time to time request that Committed Loans be made in a currency other than those specifically listed in the definition of "Alternative Currency;" provided that such requested currency otherwise meets the requirements set forth in such definition. Any such request shall be made to the Administrative Agent (which shall promptly notify each Lender thereof) not later than 11:00 a.m., Chicago time, 15 Business Days prior to the date of the desired loans. Each Lender shall notify the Administrative Agent, not later than 11:00 a.m., Chicago time, 10 Business Days after receipt of such request whether it consents, in its sole discretion, to making Committed Loans in such requested currency. Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender to make

Committed Loans in such requested currency. If all the Lenders consent to making Committed Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder.

     1.10    REDENOMINATION OF CERTAIN ALTERNATIVE CURRENCIES.

     (a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

     (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01 COMMITTED LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "COMMITTED LOAN") to the Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; PROVIDED, HOWEVER, that after giving effect to any Committed Borrowing, the Dollar Equivalent of, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment and (iii) the aggregate Outstanding Amount of all Loans and L/C Obligations denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this SECTION 2.01, prepay under SECTION 2.05, and reborrow under this
SECTION 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

     2.02    BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

     (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Committed Loans,
(ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Borrower pursuant to this SECTION 2.02 (a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in Alternative Currencies shall be in a principal Dollar Equivalent amount of or approximating $5,000,000. Except as provided in SECTIONS 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Committed Loans to be borrowed; provided, however, that if as of the date of any Committed Loan Notice requesting a Committed Borrowing, there are Swing Line Loans and/or L/C Borrowings outstanding, the Borrower shall be deemed to have requested that a portion of the requested Committed Loans in a principal amount equal to the outstanding principal amount of such Swing Line Loans and L/C Borrowings be denominated in Dollars. If the Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in Alternative Currencies, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection (a). In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office not later than 1:00 p.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in
SECTION 4.02 (and, if such Borrowing is the initial Credit Extension,
SECTION 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; PROVIDED, HOWEVER, that if, on the date the Committed Loan Notice, with respect to such Committed Borrowing, is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Committed Borrowing shall be applied, FIRST, to the payment in full of any such L/C Borrowings, SECOND, to the payment in full of any such Swing Line Loans, and THIRD, to the Borrower as provided above.

     (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that (i) any or all of the then outstanding Eurocurrency Rate Loans denominated in Dollars be converted immediately to Base Rate Loans and (ii) any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid on the last day of the then current Interest Period with respect thereto.

     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect with respect to Committed Loans.

     (f) The failure of any Lender to make any Loan to be made by it as part of any Committed Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to

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

make its Loan on the date of such Committed Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender on the date of any Committed Borrowing.

     2.03    LETTERS OF CREDIT.

     (a) THE LETTER OF CREDIT COMMITMENT.

             (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this SECTION 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Standby Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; PROVIDED that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, the Dollar Equivalent of (w) the Total Outstandings would exceed the Aggregate Commitments, (x) the aggregate Outstanding Amount of the Committed Loans of any Lender, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Commitment, (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit or (z) the aggregate Outstanding Amount of all L/C Obligations and all Loans denominated in Alternative Currencies would exceed the Alternative Currency Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

             (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                     (A) any order, judgment or decree of any Governmental
             Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                     (B) the expiry date of such requested Letter of Credit
             would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                     (C) the expiry date of such requested Letter of Credit
             would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                     (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

                     (E) such Letter of Credit is to be denominated in a
             currency other than Dollars or an Alternative Currency or is a commercial letter of credit; or

                     (F) such Letter of Credit has automatic renewal provisions.

             (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (b) PROCEDURES FOR ISSUANCE AND AMENDMENT OF LETTERS OF CREDIT.

             (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C
     Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

             (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share TIMES the amount of such Letter of Credit.

             (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c) DRAWINGS AND REIMBURSEMENTS; FUNDING OF PARTICIPATIONS.

             (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof and shall state the date payment shall be made by the L/C Issuer under a Letter of Credit (each such date, an "HONOR DATE"). Not later than 11:00 a.m. on the Honor Date, the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "UNREIMBURSED AMOUNT"), and the amount of such Lender's Pro Rata Share thereof. In the case of any Letter of Credit denominated in an Alternative Currency, the Unreimbursed Amount shall be redenominated into Dollars and equal the Dollar Equivalent Amount thereof, and the Administrative Agent shall so notify the Lenders in the notice described in the preceding sentence. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in SECTION 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in SECTION 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this SECTION 2.03(c)(i) may be given by telephone if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

             (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to SECTION 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office for Dollar denominated payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of SECTION 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

             (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in SECTION 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 2.03.

             (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this SECTION 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

             (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this SECTION 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Administrative Agent, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Lender's obligation to make Committed Loans pursuant to this SECTION 2.03(c) is subject to the conditions set forth in SECTION 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

             (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.03(c) by the time specified in SECTION 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d) REPAYMENT OF PARTICIPATIONS.

             (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with SECTION 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

             (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.03(c)(i) is required to be returned under any of the circumstances described in SECTION 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     (e) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

             (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

             (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

             (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

             (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

             (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) ROLE OF L/C ISSUER. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of SECTION 2.03(e); PROVIDED, HOWEVER, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) CASH COLLATERAL. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to the Dollar Equivalent of such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of L/C Obligations, the Borrower will forthwith, upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in deposit accounts at Bank of America as aforesaid, an amount equal to the excess of (i) such aggregate Outstanding Amount over (ii) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the L/C Issuer. The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

     (h) APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

     (i) LETTER OF CREDIT FEES. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate TIMES the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (j) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO L/C ISSUER. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in an amount equal to 12.5 basis points of the maximum amount available to be drawn under such Letter of Credit on the date of (i) issuance, (ii) extension/renewal, or (iii) increase in the amount of the Letter of Credit payable on such date. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) CONFLICT WITH LETTER OF CREDIT APPLICATION. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

     (l) EXISTING LETTERS OF CREDIT. Notwithstanding anything to the contrary contained herein, LaSalle Bank National Association shall have no duties or obligations as an L/C Issuer except in respect of Existing Letters of Credit.

     2.04    SWING LINE LOANS.

     (a) THE SWING LINE. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars (each such loan, a "SWING LINE LOAN") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Dollar Equivalent, Pro Rata Share of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; PROVIDED, HOWEVER, that after giving effect to any Swing Line Loan, the Dollar Equivalent of (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and PROVIDED, FURTHER, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this SECTION 2.04, prepay under SECTION 2.05, and reborrow under this
SECTION 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line

Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share TIMES the amount of such Swing Line Loan.

     (b) BORROWING PROCEDURES. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of
SECTION 2.04(a), or (B) that one or more of the applicable conditions specified in ARTICLE IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

     (c) REFINANCING OF SWING LINE LOANS.

             (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of SECTION 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in SECTION 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to SECTION 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

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

             (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with SECTION 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to SECTION 2.04(c)(i) shall be deemed payment in respect of such participation.

             (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this
     SECTION 2.04(c) by the time specified in SECTION 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause
     (iii) shall be conclusive absent manifest error.

             (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this
     SECTION 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Lender's obligation to make Committed Loans pursuant to this SECTION 2.04(c) is subject to the conditions set forth in SECTION 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

     (d) REPAYMENT OF PARTICIPATIONS.

             (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

             (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in
     SECTION 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

     (e) INTEREST FOR ACCOUNT OF SWING LINE LENDER. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this SECTION 2.04 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

     (f) PAYMENTS DIRECTLY TO SWING LINE LENDER. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

     2.05    PREPAYMENTS.

     (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; PROVIDED that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars and four Business Days (or five in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (iii) any prepayment of Eurocurrency Rate Loans in Alternative Currencies shall be in a minimum Dollar equivalent principal amount of or approximating $5,000,000; and (iv) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to SECTION 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

     (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; PROVIDED that
(i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

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

     (c) (i) If the Administrative Agent notifies the Borrower at any time that the Dollar Equivalent of the Outstanding Amount of all Loans and L/C Obligations at such time exceeds the Aggregate Commitments then in effect, the Borrower shall, within two Business Days after receipt of such notice, prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Dollar Equivalent of such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

     (ii) If the Administrative Agent notifies the Borrower at any time that the Dollar Equivalent of the Outstanding Amount of all Loans and L/C Obligations denominated in Alternative Currencies at such time exceeds the Alternative Currency Sublimit then in effect, the Borrower shall, within two Business Days after receipt of such notice, prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Dollar Equivalent of such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

     (iii) If the Administrative Agent notifies the Borrower at any time that the Dollar Equivalent of the Outstanding Amount of all L/C Obligations at such time exceeds the Letter of Credit Sublimit then in effect, the Borrower shall, within two Business Days after receipt of such notice, Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Dollar Equivalent of such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Letter of Credit Sublimit then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

     2.06 TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

     2.07    REPAYMENT OF LOANS.

     (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

     (b) The Borrower shall repay each Swing Line Loan on the earlier of (i) the demand of the Swing Line Lender and (ii) the Maturity Date.

     2.08    INTEREST.

     (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period PLUS the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate PLUS the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate PLUS the Applicable Rate.

     (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     (d) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the "deemed year") that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

     2.09    FEES. In addition to certain fees described in subsections (i) and
(j) of SECTION 2.03:

     (a) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate TIMES the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (b) OTHER FEES. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

             (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     2.10 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, PROVIDED that any Loan that is repaid on the same day on which it is made shall, subject to SECTION 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     2.11    EVIDENCE OF DEBT.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its accounts pursuant to subsections (a) and (b) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make any entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

     2.12    PAYMENTS GENERALLY.

     (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of Dollars, or (ii) later than the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

     (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

             (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Overnight Rate from time to time in effect; and

             (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Overnight Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

     (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this
ARTICLE II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     (g) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder (after any cure periods therefor) to charge from time to time against any and all of the Borrower's accounts with such Lender any amount so due.

     2.13 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in SECTION 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

     2.14    INCREASE IN COMMITMENTS.

     (a) During the period beginning on the Closing Date and ending December 19, 2005 and provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may request, without the consent of the Administrative Agent and the Lenders, an increase in the Aggregate Commitments to an amount not exceeding $275,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to the request made hereunder. To achieve the full amount of a requested increase, the Borrower in consultation with the Administrative Agent may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

     (b) If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the "INCREASE EFFECTIVE DATE") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in ARTICLE V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this SECTION 2.14, the representations and warranties contained in subsections (a) and (b) of SECTION 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of SECTION 6.01, and (B) no Default exists. The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to SECTION 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Aggregate Commitments under this Section.

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     (c) This Section shall supersede any provisions in SECTIONS 2.13 or 10.01 to the contrary.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01    TAXES.

     (a) Subject to SECTION 10.15, any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, EXCLUDING, in the case of the Administrative Agent and each Lender, income, franchise or similar taxes imposed on (or measured by) its overall net income, by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES"). Subject to SECTION 10.15, if the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

     (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under SECTION 3.01, and (iii) any liability (including

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additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

     3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency (the "APPLICABLE CURRENCY")), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Applicable Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Committed Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason (i) deposits in the relevant currency are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or (iii) that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

     3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EUROCURRENCY RATE LOANS.

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     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which SECTION 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements [contemplated by SECTION 3.04(c)]), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "EUROCURRENCY LIABILITIES"), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, PROVIDED the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

     3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

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     (c) any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereon in a different currency; or

     (d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to SECTION 10.16;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this SECTION 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

     3.06    MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

     (a) A certificate of the Administrative Agent or any Lender claiming compensation under this ARTICLE III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     (b)     Upon any Lender's making a claim for compensation under
SECTION 3.01 or 3.04, the Borrower may replace such Lender in accordance with
SECTION 10.16.

     3.07 SURVIVAL. All of the Borrower's obligations under this ARTICLE III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction or waiver of the following conditions precedent:

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

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             (i)     executed counterparts of this Agreement and the Guaranty,
     sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

             (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

             (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

             (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, including, certified copies of the Borrower's Organization Documents, certificates of good standing and/or qualification to engage in business and tax clearance certificates;

             (v) a favorable opinion of Katten Muchin Zavis Rosenman, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in EXHIBIT G and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

             (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

             (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in SECTIONS 4.02(a) and (b) have been satisfied, (B) that, except as disclosed in any filings made with the SEC, there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) a calculation of the Consolidated Leverage Ratio as of the last day of the fiscal quarter of the Borrower most recently ended prior to the Closing Date;

             (viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

             (ix) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens, if any, securing obligations under the

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     Existing Credit Agreement have been or concurrently with the Closing Date are being released; and

             (x) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

     (b) Any fees and expenses required to be paid on or before the Closing Date shall have been paid.

     (c) The Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

     (d) The Closing Date shall have occurred on or before December 31, 2002.

     4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans) and an increase in Commitments in accordance with SECTION 2.14 is subject to the following conditions precedent:

     (a) The representations and warranties of the Borrower and each other Loan Party contained in ARTICLE V or any other Loan Document, or which are contained in any document furnished by the Borrower or any other Loan Party at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension and any Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this SECTION 4.02, the representations and warranties contained in subsections (a) and (b) of SECTION 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of SECTION 6.01.

     (b) No Default shall exist, or would result from such proposed Credit Extension or increase in Aggregate Commitments in accordance with SECTION 2.14.

     (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension or the certificate referred to in Section 2.14(b) with respect to any increase in Aggregate Commitments, as applicable, in accordance with the requirements hereof.

     Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans) and certificate referred to in Section 2.14(b) with respect to any increase in the Aggregate Commitments, as applicable, submitted by the Borrower shall be deemed to be a representation

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and warranty that the conditions specified in SECTIONS 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension or the Increase Effective Date, as applicable.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Administrative Agent and the Lenders that:

     5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i),
(c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. No Subsidiary of the Borrower is in breach of any Contractual Obligation, the breach of which could be reasonably likely to have a Material Adverse Effect.

     5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

     5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability.

     5.05    FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

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     (a) The Audited Financial Statements (i) were prepared in accordance with
GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

     (b) The unaudited consolidated financial statements of the Borrower and its Subsidiaries dated September 30, 2002, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. SCHEDULE 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

     (c) Except as disclosed in any filings made with the SEC, since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     5.06 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues (collectively "PENDING LITIGATION") that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect. All Pending Litigation, where the amount claimed is more than $1,000,000, is disclosed on
SCHEDULE 5.06 hereto.

     5.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     5.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by SECTION 7.01.

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     5.09    ENVIRONMENTAL COMPLIANCE. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in SCHEDULE 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

     5.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, except to the extent that failure to have done so would not result in a Material Adverse Effect, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the best knowledge of the Borrower and its Subsidiaries, there is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

     5.12    ERISA COMPLIANCE.

     (a) Except as disclosed on SCHEDULE 5.12, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Except as disclosed on SCHEDULE 5.12, the Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) Except as disclosed on SCHEDULE 5.12, (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and

                                       54
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not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any
ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     5.13 SUBSIDIARIES. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of SCHEDULE
5.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of SCHEDULE 5.13.

     5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

     (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Loans or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. Neither the making of the Loans, nor the issuance of the Letters of Credit or the application of the proceeds or repayment thereof by the Borrower, nor the consummation of other transactions contemplated hereunder, will violate any provision of any such Act or any rule, regulation or order of the SEC.

     5.15 DISCLOSURE. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact (known to the Borrower in the case of any document not furnished by the Borrower) or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Lenders that such projections as to future events are not viewed as facts and that actual results during the period or periods covered by any such projections may differ significantly from the projected results.

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     5.16    COMPLIANCE WITH LAWS. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.17 INTELLECTUAL PROPERTY; LICENSES, ETC. The Borrower and its Subsidiaries own, or possess the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP RIGHTS") that are reasonably necessary for the operation of their respective businesses and, except as disclosed in SCHEDULE 5.17, are not aware of any conflicts between such rights and the rights of any other Person which could reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in
SCHEDULE 5.17, no claim or litigation regarding any IP Rights is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.18 TITLE IV COMPLIANCE. With respect to each Educational Institution which participates in Title IV:

     (a) Each Educational Institutional is (or, in the case of any Educational Institution acquired on or after the Closing Date, immediately prior to the acquisition such Educational Institution was, and in the ordinary course of review by the DOE, will be) an "eligible proprietary institution of higher education," as defined in 34 C.F.R. Section 600.5.

     (b) Each Educational Institution has (or, in the case of any Educational Institution acquired on or after the Closing Date, immediately prior to the acquisition such Educational Institution was, and in the ordinary course of review by the DOE, will have) received an eligibility notification, as that term is defined in 34 C.F.R. Section 600.21.

     (c) Each Educational Institution has (or, in the case of any Educational Institution acquired on or after the Closing Date, immediately prior to the acquisition such Educational Institution was, and in the ordinary course of review by the DOE, will have) met the standards for participation in Title IV Programs as set forth in 34 C.F.R. Section 668.16, and has a current program participation agreement with the Secretary.

     (d) Each Educational Institution has at all times during which it has been owned by the Borrower or a Subsidiary of the Borrower acted with the competency and integrity necessary to qualify as a fiduciary in the administration of Title IV Programs, as provided by 34 C.F.R. Section 668.82.

     (e) To the best of the Borrower's and each of its Subsidiary's knowledge, and except as disclosed on SCHEDULE 5.18(e), the Borrower and each such Subsidiary's operations with respect to each Educational Institution at all times during which it has been owned by the Borrower or a Subsidiary of the Borrower, have, in all material respects, been conducted in all material respects in accordance with all relevant standards imposed by Accrediting Bodies, agencies administering

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state or federal government student aid programs in which any such Subsidiary participates, and all other applicable laws and regulations. The Borrower and each of its Subsidiaries, at all times during which it has been owned by the Borrower or a Subsidiary of the Borrower, have submitted all reports, audits and other information, whether periodic in nature or pursuant to specific requests, for each Educational Institution ("Compliance Reports") to all agencies or other entities with which such filings are required relating to its compliance with
(i) applicable accreditation standards governing its activities or (ii) laws or regulations governing programs pursuant to which any Subsidiary or its students receive funding, and (iii) all articulation agreements, if any, with degree-granting colleges and universities in effect as of the date of this Agreement, except to the extent that failure to submit any such Compliance Report would not result in a Material Adverse Effect. To the best of the Borrower's and each such Subsidiary's knowledge, all such forms and records with respect to each Educational Institution have, at all times during which it has been owned by the Borrower or a Subsidiary of the Borrower, been prepared, completed, maintained and filed in all material respects in accordance with all applicable federal and state laws and regulation, and are true and correct in all material respects. To the best knowledge of the Borrower and each Subsidiary of the Borrower, all financial aid grants and loans, disbursements and record keeping relating thereto with respect to each Educational Institution, at all times during which it has been owned by the Borrower or a Subsidiary of the Borrower, have been completed in substantial compliance with all federal and state requirements, and there are no material deficiencies in respect thereto. To the best of the Borrower's and each of its Subsidiaries' knowledge and except as previously disclosed in prior audits by DOE, no student at any Educational Institution has been funded prior to the date for which such student was eligible for funding, except to the extent that such prior funding would not have a Material Adverse Effect, and such student's records conform in all material respects in form and substance to all relevant regulatory requirements.

     (f) SCHEDULE 5.18(f) sets forth the cohort default rate for each Educational Institution, as calculated and published by the DOE, for each Educational Institution for the federal cohort year 2000. Except as set forth in the appeals described on SCHEDULE 5.18(f), to the best of the Borrower's and each of its Subsidiaries knowledge, such schedule is materially accurate in all respects. To the best of the Borrower's and each of its Subsidiaries knowledge, they have received no notice as to the calculation or publication of the cohort default rates for any Educational Institution for the federal cohort year 2001.

As used in this section, all terms, unless otherwise defined herein, shall have the meanings as set forth in the citations referred to above or as otherwise defined in 34 C.F.R., Part 600 or Part 668, as the context requires.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in SECTIONS 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

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     6.01    FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each
Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

     (a) as soon as available, but in any event within 95 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

     (b) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to SECTION 6.02(e), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

     6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

     (a) concurrently with the delivery of the financial statements referred to in SECTION 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event setting forth the details of such Default and the action that the Borrower has taken or proposes to take with respect thereto;

     (b) concurrently with the delivery of the financial statements referred to in SECTIONS 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

     (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of

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directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

     (d) As soon as available, but in any event: (a) within 30 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected closing consolidated and consolidating balance sheet, income statement and funds flow statements) of the Borrower and its Subsidiaries for such fiscal year; and (b) within 30 days after the end of the second fiscal quarter of the Borrower in each fiscal year, an update of each plan and forecast delivered with respect to the fiscal year in which such fiscal quarter occurs, reflecting changes in such plan resulting from actual and then anticipated results and forecasts;

     (e) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

     (f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

     Documents required to be delivered pursuant to SECTIONS 6.01(a) or (b) or
SECTION 6.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on SCHEDULE 10.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); PROVIDED that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by
SECTION 6.02(c) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     6.03    NOTICES. PROMPTLY NOTIFY THE ADMINISTRATIVE AGENT AND EACH LENDER:

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

     (a) of the occurrence of any Default;

     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any material breach or material non-performance of, or any material default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

     (c) of the occurrence of any ERISA Event;

     (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to SECTION 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

     6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

     6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by SECTIONS 7.04 or 7.05, and except that the Borrower shall not be required to maintain the existence or good standing of any Subsidiary which (i) when taken together with all other Subsidiaries which have been dissolved pursuant hereto in the aggregate during any consecutive twelve (12) month period, accounts for less than ten percent (10%) of Consolidated EBITDA for such twelve (12) month period and (ii) preservation thereof is no longer desirable in the conduct of business of the Borrower or its Subsidiaries; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

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     6.06    MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;
(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

     6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, write, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or a bona fide dispute exists with respect thereto; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     6.09 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and
(b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

     6.10 INSPECTION RIGHTS. Permit not more than two times per year representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Administrative Agent or such Lender, as applicable, and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; PROVIDED, HOWEVER, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower as often as may be desired during normal business hours and without advance notice.

     6.11 USE OF PROCEEDS. Use the proceeds of the Credit Extensions for Permitted Acquisitions, to refinance certain existing indebtedness outstanding, to support the issuance of standby letters of credit and for general corporate purposes not in contravention of any Law or of any Loan Document.

     6.12 ADDITIONAL GUARANTORS. Notify the Administrative Agent at the time that any Person becomes a Domestic Subsidiary, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the

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Administrative Agent shall deem appropriate for such purpose, and (b) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and
(iv) of Section 4.01(a) and favorable opinion(s) of counsel to such Person
(which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

     6.13 ACQUISITIONS. Prior to consummating any Acquisition with a value in excess of $10,000,000, the Borrower shall have delivered to the Administrative Agent (in form and detail reasonably satisfactory to each Lender and in sufficient copies for each Lender) the following:

             (i) Simultaneously with, or as soon as practicable after, the first public announcement of the Borrower's intention to consummate an Acquisition, a brief summary of the substantive terms thereof, or if available, a copy of the executed purchase or merger agreement, together with a copy of such announcement;

             (ii) At least 10 days prior to the consummation of such Acquisition (unless the first public announcement thereof or the execution of the relevant purchase or merger agreement occurs later, in which case upon such later date), a copy, certified by a Responsible Officer of the Borrower, of the executed purchase contract or merger agreement relating to such Acquisition; and

             (iii) An Officer's certificate, executed by a Responsible Officer of the Borrower, dated the date of consummation of such Acquisition, certifying that immediately before and after giving effect to such Acquisition (A) no Default has occurred and is continuing or will exist,
     (B) that the Borrower will be in compliance on a pro forma basis with each of the financial ratios specified in SECTION 7.11 as of the end of the fiscal quarter immediately preceding such Acquisition for which financial statements have been delivered pursuant to SECTION 6.01 for the twelve-month period preceding such fiscal quarter end, together with a reasonably detailed worksheet setting forth the calculation of such ratios and (C) that the Acquisition is a Permitted Acquisition.

     6.14 TITLE IV COMPLIANCE. The Borrower and each of its Subsidiaries shall:

     (a) Other than actions in connection with an Acquisition for which the Borrower shall use its best efforts to obtain favorable DOE review of a pre-acquisition review application in connection with the Acquisition, take no action which would cause any Educational Institution to fail to qualify as an "eligible institution," as defined in 34 C.F.R. Section 600.2, including without limitation, under 34 C.F.R. Section 600.40;

     (b) Other than actions in connection with an Acquisition for which the Borrower shall use its best efforts to obtain favorable DOE review of a pre-acquisition review application in connection with the Acquisition, take no action which would cause any Educational Institution to fail to qualify as a Proprietary Institution of Higher Education in accordance with 34 C.F.R. Section 600.5;

     (c) Not permit more than ninety percent (90%) of each Educational Institution's revenues during the most recent fiscal year to be derived from Title IV Program Funds based on the

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formula set forth in 34 C.F.R. Section 600.5(d) and with respect to any
Educational Institution acquired after the Closing Date, the Borrower shall have until the end of the next subsequent fiscal year of the Borrower to bring such Educational Institution in compliance with the first clause of this SECTION 6.14(c);

     (d) Other than actions in connection with an Acquisition, maintain each Educational Institution as an institution that is accredited, as defined in 34 C.F.R. Section 600.2;

     (e) Submit a materially complete application for a renewal of certification to the Secretary at least ninety (90) days prior to the expiration of such Educational Institution's current period of participation or, in the event of the Secretary's selection of an Educational Institution for recertification, submit a materially completed application for renewal to the Secretary on or before the date specified in the notice of selection for recertification;

     (f) Comply with the application procedures set forth in 34 C.F.R. Section 600.20;

     (g) Other than actions in connection with an Acquisition for which the Borrower shall use its best efforts to obtain favorable DOE review of a pre-acquisition review application in connection with the Acquisition, take no action that would cause any Educational Institution to undergo a change of ownership that would result in a change of control, as set forth in 34 C.F.R.
Section 600.31;

     (h) Cause each Educational Institution to meet the standards for participation in Title IV Programs in 34 C.F.R., Part 668, Subpart B, and to have a current program participation agreement with the Secretary or in the case of an Acquisition, immediately following approval by the DOE, take such action as is necessary to comply with the foregoing;

     (i) Monitor and use its best efforts to prevent the Federal student aid published cohort default rate for each Educational Institution from exceeding twenty-five percent (25%) for any three consecutive 12-month periods or forty percent (40%) for any twelve month period; and

     (j) Cause each Educational Institution to comply with the standard of conduct required of a fiduciary in the administration of Title IV Programs, as set forth in 34 C.F.R. Section 668.82.

As used in this section, all terms shall have the meanings as set forth in the citations referred to above or as otherwise defined in 34 C.F.R., Part 600 or Part 668, as the context requires.

     6.15 POST-CLOSING DELIVERIES. As soon as available but in any event by January 31, 2003, the Borrower shall provide the Administrative Agent with copies of UCC, tax and judgment Lien searches for the jurisdictions listed on
SCHEDULE 7.01 hereto for which search information is incomplete, such searches to show no Liens other than Liens permitted under SECTION 7.01 (other than subsection (b) thereof).

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                                   ARTICLE VII
                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

     7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

     (a) Liens pursuant to any Loan Document;

     (b) Liens existing on the date hereof and listed on SCHEDULE 7.01 and any renewals or extensions thereof, PROVIDED that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by SECTION 7.03(b);

     (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

     (h) Liens securing judgments for the payment of money not constituting an Event of Default under SECTION 8.01(h) or securing appeal or other surety bonds related to such judgments;

     (i) Liens securing Indebtedness permitted under SECTION 7.03(e); PROVIDED that (i) such Liens do not at any time encumber any property other than the property financed by such

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Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

     (j) Liens on fixed assets when acquired in connection with Permitted Acquisitions;

     (k) Liens arising from precautionary uniform commercial code financing statements filed under any lease, consignment arrangement or bailment permitted by this Agreement;

     (l) Liens on the Borrower's assets in favor of Guarantors securing loans and advances to the Borrower which have been subordinated pursuant to the Guaranty; and

     (m) Liens in an aggregate amount not to exceed $30,000,000 at any time outstanding securing Indebtedness permitted hereunder.

     7.02    INVESTMENTS. Make any Investments, except:

     (a) Investments held by the Borrower or such Subsidiary in the form of cash equivalents or short-term marketable debt securities;

     (b) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes to the extent permitted under Sarbanes-Oxley;

     (c) Investments of the Borrower in any Guarantor and Investments of any Subsidiary in the Borrower or in any Guarantor;

     (d) Existing Investments by the Borrower in any Subsidiary which is not a Guarantor and additional Investments not exceeding $50,000,000 at any one time outstanding;

     (e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

     (f) Guarantees permitted by SECTION 7.03;

     (g) Permitted Acquisitions; and

     (h) other Investments not exceeding $50,000,000 in the aggregate at any one time outstanding.

     7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness under the Loan Documents and the Canadian Facility Agreement;

     (b) Indebtedness outstanding on the date hereof and listed on SCHEDULE 7.03 and any refinancings, refundings, renewals or extensions thereof; PROVIDED that the amount of such

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

Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

     (c) Guarantees of any Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Loan Party;

     (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, PROVIDED that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

     (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in SECTION 7.01(i); PROVIDED, HOWEVER, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $50,000,000;

     (f) so long as no Default has occurred and is continuing or would result therefrom, unsecured Indebtedness in an aggregate principal amount not to exceed $100,000,000 at any time outstanding; PROVIDED that such Indebtedness is not senior in right of payment to the payment of the Indebtedness arising under this Agreement and the Loan Documents; and

     (g) Indebtedness in an aggregate principal amount not to exceed $30,000,000 at any time outstanding in respect of surety bonds and similar instruments issued in the ordinary course of business.

     7.04 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

     (a) any Subsidiary may merge with (i) the Borrower, PROVIDED that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, PROVIDED that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person; and

     (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; PROVIDED that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Borrower or a wholly-owned Subsidiary.

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     7.05    DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

     (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

     (b) Dispositions of inventory in the ordinary course of business;

     (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property within 180 days of such Disposition;

     (d) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; PROVIDED that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor; and

     (e) Dispositions permitted by SECTION 7.04.

PROVIDED, HOWEVER, that any Disposition pursuant to clauses (a) through (e) shall be for fair market value.

     7.06 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

     (a) each Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

     (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

     (c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests;

     (d) the Borrower and each Subsidiary may make Permitted Treasury Stock Repurchases; and

     (e) the Borrower may make payment in its common stock in connection with a Permitted Acquisition.

     7.07 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

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     7.08    TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.

     7.09 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; PROVIDED, HOWEVER, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under SECTION 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

     7.10 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

     7.11    FINANCIAL COVENANTS.

     (a) CONSOLIDATED NET WORTH. Permit Consolidated Net Worth at any time to be less than the sum of (a) $335,000,000, (b) an amount equal to 75% of the Consolidated Net Income earned in each full fiscal quarter ending after September 30, 2002 (with no deduction for a net loss in any such fiscal quarter) and (c) an amount equal to 100% of the aggregate increases in Shareholders' Equity of the Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock or other equity interests of the Borrower or any Subsidiary (other than issuances to the Borrower or a wholly-owned Subsidiary), including upon any conversion of debt securities of the Borrower into such capital stock or other equity interests.

     (b) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower from and after September 30, 2002 to be less than 1.50:1.00.

     (c) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio at any time during any period of four fiscal quarters of the Borrower ending during any period set forth below to be greater than the ratio set forth below opposite such period:

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

                                                                  Minimum
                                                                Consolidated
                 Four Fiscal Quarters Ending                   Leverage Ratio
         -----------------------------------------------------------------------
         Closing Date through December 31, 2003                  2.50:1.00
         January 1, 2004 through December 31, 2004               2.25:1.00
         January 1, 2005 through December 31, 2006               2.00:1.00
         January 1, 2007 and each fiscal quarter thereafter      1.75:1.00

     (d) DOE FINANCIAL RESPONSIBILITY COMPOSITE RATIO. Permit the DOE Ratio, for the Borrower and its Subsidiaries on a consolidated basis, as of the last day of any fiscal year of the Borrower to be less than 1.50.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

     8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

     (a) NON-PAYMENT. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) SPECIFIC COVENANTS. (i) the Borrower fails to perform or observe any term, covenant or agreement contained in any of SECTION 6.01, 6.02, 6.03, 6.05, 6.10, 6.11 or 6.12 or ARTICLE VII, or (ii) any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty; or

     (c) OTHER DEFAULTS. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) knowledge by an executive officer of such Loan Party or (ii) notice thereof has been received by the Borrower from the Administrative Agent or any Lender; or

     (d) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be materially incorrect or misleading when made or deemed made; or

     (e) CROSS-DEFAULT. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, or (B) fails to observe or

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perform any other agreement or condition relating to any such Indebtedness or
Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $10,000,000; or (iii) there occurs any event of default under the Canadian Facility Agreement; or

     (f) INSOLVENCY PROCEEDINGS, ETC. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (g) INABILITY TO PAY DEBTS; ATTACHMENT. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

     (h) JUDGMENTS. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the $10,000,000; or

     (j) INVALIDITY OF LOAN DOCUMENTS. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

     (k) REGULATORY NONCOMPLIANCE. The Borrower or any Subsidiary fails to comply in any material respect with any of the terms and provisions of any material license, permit or regulation issued by the DOE or of any Governmental Authority; or

     (l) CHANGE OF CONTROL. There occurs any Change of Control with respect to the Borrower.

     8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Dollar Equivalent Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

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

     8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in SECTION 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to SECTION 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under ARTICLE III) payable to the Administrative Agent in its capacity as such;

     SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under ARTICLE III), ratably among them in proportion to the amounts described in this clause SECOND payable to them;

     THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause THIRD payable to them;

     FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause FOURTH held by them;

     FIFTH, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

     LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to SECTION 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause FIFTH above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

     9.01    APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

     (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent and Agent-Related Persons have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent and Agent-Related Persons. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this ARTICLE IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this ARTICLE IX and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

     9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     9.03    LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

     9.04    RELIANCE BY ADMINISTRATIVE AGENT.

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

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b) For purposes of determining compliance with the conditions specified in
SECTION 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with ARTICLE VIII; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

     9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and

                                       74
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investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. In the case of any investigation, litigation or proceeding giving rise to Indemnified Liabilities, this SECTION
9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

     9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and

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without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, EXISTING at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE IX and SECTIONS 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     9.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the

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Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

             (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under SECTIONS 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

             (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under SECTIONS 2.09 and 10.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     9.11 GUARANTY MATTERS. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this SECTION 9.12.

     9.12 OTHER AGENTS; ARRANGERS AND MANAGERS. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "bookrunner," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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                                    ARTICLE X
                                  MISCELLANEOUS

     10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in SECTION 4.01(a) without the written consent of each Lender;

     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 8.02) without the written consent of such Lender;

     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause IV of the second proviso to this SECTION 10.01) any fees or other amounts payable hereunder or under any other Loan Document , or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; PROVIDED, HOWEVER, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

     (e) change SECTION 2.13 or SECTION 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

     (g) Except as permitted by SECTION 9.11, release all or substantially all of the Guarantors from the Guaranty without the written consent of each Lender;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing

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and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     10.02   NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

     (a) GENERAL. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

             (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on
     SCHEDULE 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

             (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; PROVIDED, HOWEVER, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to ARTICLE II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

     (b) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by

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a manually-signed original thereof; PROVIDED, HOWEVER, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) LIMITED USE OF ELECTRONIC MAIL. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in SECTION 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

     (d) RELIANCE BY ADMINISTRATIVE AGENT AND LENDERS. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this SECTION 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

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     10.05   INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d)any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or proceeding to which the indemnity in this Section
10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower or any of its Subsidiaries, its directors, stockholders or auditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this SECTION
10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.06 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof (or the Dollar Equivalent amount thereof) is subsequently invalidated, declared to be

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fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect in the applicable currency of such recovery or payment.

     10.07   SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); PROVIDED that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Borrower (such consent not to be unreasonably withheld) prior to an Event of Default, the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person

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that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
SECTION 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees

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that each Participant shall be entitled to the benefits of SECTIONS 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
SECTION 10.09 as though it were a Lender, PROVIDED such Participant agrees to be subject to SECTION 2.13 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under SECTION 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with SECTION 10.15 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) As used herein, the following terms have the following meanings:

     "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; (c) from and after the occurrence of an Event of Default an Approved Fund; and
     (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

     "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; PROVIDED, HOWEVER, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to SECTION 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to SECTION 2.04(c).

     10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "INFORMATION" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; PROVIDED that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other

Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; PROVIDED that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the

Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     10.14 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.15 TAX FORMS. (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "FOREIGN LENDER") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

             (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

             (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under SECTION 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this SECTION 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this SECTION 10.15(a); PROVIDED that if such Lender shall have satisfied the requirement of this
     SECTION 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this SECTION 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to SECTION 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate; PROVIDED, FURTHER, that should such Lender become subject to Taxes because of its failure to satisfy the foregoing provisions of this SECTION 10.15(a) the Borrower shall take steps as such Lender shall reasonably request to assist such Lender in recovering such Taxes.

             (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under SECTION 3.01 or this SECTION 10.15(a).

     (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any Tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent

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therefor, including all penalties and interest, any Taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

     10.16 REPLACEMENT OF LENDERS. Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to SECTION 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; PROVIDED, HOWEVER, that if the Borrower elects to exercise such right with respect to any Lender pursuant to SECTION 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to SECTION 3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to SECTION 3.05), and (y) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans.

     10.17   GOVERNING LAW.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITTING IN COOK COUNTY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

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

     10.18 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.19   TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

     10.20 JUDGMENT CURRENCY. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from them to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

     10.21 CANADIAN COMMITMENTS. Any Lender now or hereafter becoming party to the Canadian Facility Agreement shall notify the Agent of the Dollar Equivalent amount of its Canadian Commitment and of any change to such amount.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              CAREER EDUCATION CORPORATION


                              By: /s/ Patrick K. Pesch
                                  ----------------------------------------------

                              Name: Patrick K. Pesch
                                    --------------------------------------------

                              Title: Executive Vice President, Chief Financial
                                     Officer, Secretary and Treasurer
                                     -------------------------------------------

                              BANK OF AMERICA, N.A., as
                              Administrative Agent


                              By: /s/ David A. Johanson
                                  ----------------------------------------------

                              Name: David A. Johanson
                                    --------------------------------------------

                              Title: Vice President
                                     -------------------------------------------

                              BANK OF AMERICA, N.A., as a Lender, an L/C
                              Issuer and Swing Line Lender


                              By: /s/ Chris D. Buckner
                                  ----------------------------------------------

                              Name: Chris D. Buckner
                                    --------------------------------------------

                              Title: Vice President
                                     -------------------------------------------

                              LASALLE BANK NATIONAL ASSOCIATION,
                              as a Lender, an L/C Issuer and a Co-Syndication Agent


                              By: /s/ James J. Hess
                                  ----------------------------------------------

                              Name: James J. Hess
                                    --------------------------------------------

                              Title: First Vice President
                                     -------------------------------------------

                              JPMORGAN CHASE BANK,
                              as a Lender and a Co-Syndication Agent


                              By: /s/ Kevin T. Murphy
                                  ----------------------------------------------

                              Name: Kevin T. Murphy
                                    --------------------------------------------

                              Title: Vice President
                                     -------------------------------------------

                              SUN TRUST BANK,
                              as a Lender and Documentation Agent


                              By: /s/ Daniel S. Komitor
                                  ----------------------------------------------

                              Name: Daniel S. Komitor
                                    --------------------------------------------

                              Title: Director
                                     -------------------------------------------

                              HARRIS TRUST AND SAVINGS BANK,
                              as a Lender


                              By: /s/ Ronald V. Redd
                                  ----------------------------------------------

                              Name: Ronald V. Redd
                                    --------------------------------------------

                              Title: Vice President
                                     -------------------------------------------

                              NATIONAL CITY BANK OF MICHIGAN/ILLINOIS, as a Lender


                              By: /s/ Stephen E. Green
                                  ----------------------------------------------

                              Name: Stephen E. Green
                                    --------------------------------------------

                              Title: Senior Vice President
                                     ------------------------------------------

                              UNION BANK OF CALIFORNIA, N.A.
                              as a Lender


                              By: /s/ Albert W. Kelley
                                  ----------------------------------------------

                              Name: Albert W. Kelley
                                    --------------------------------------------

                              Title: Vice President
                                     ------------------------------------------

                              FIFTH THIRD BANK (CHICAGO),
                              A MICHIGAN BANKING CORPORATION,
                              as a Lender


                              By: /s/ Kim Puszczewicz
                                  ----------------------------------------------

                              Name: Kim Puszczewicz
                                    --------------------------------------------

                              Title: Corporate Banking Officer
                                     -------------------------------------------